FOR IMMEDIATE RELEASE

         STOCKHOLDERS OF BAY STATE BANCORP, INC. APPROVE MERGER WITH
                   SEACOAST FINANCIAL SERVICES CORPORATION

Brookline, Massachusetts, May 7, 2003 - Bay State Bancorp, Inc. (AMEX: BYS), Brookline Massachusetts, announced today that its stockholders overwhelmingly approved the pending merger with Seacoast Financial Services Corporation (Nasdaq: SCFS), New Bedford, Massachusetts, at a meeting held on April 30, 2003. The merger is expected to close in the second quarter of 2003, subject to receipt of all regulatory approvals.

Bay State Bancorp, Inc. is the holding company for Bay State Federal Savings Bank and is headquartered in Brookline, Massachusetts.

Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statement are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Bay State with the Securities and Exchange Commission from time to time. Bay State does not undertake or intend to update any forward-looking statements.

CONTACT:   Michael O. Gilles, Senior Vice President and Chief Financial Officer,
(617) 739-9548